UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2009 (November 12, 2009)

PERICOM SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street
San Jose, California 95134
(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2009, Ms. Angela Chen, Chief Financial Officer of Pericom Semiconductor Corporation (“Pericom” or the “Company”), informed the Company that, for personal reasons, she would like to relocate back to Asia.  The Company has decided to accommodate her request and, upon her relocation to Asia, she will become the head of the Company’s finance and accounting functions in Asia.  Upon her relocation, she will no longer be the Company’s Chief Financial Officer.

Ms. Chen has agreed to remain Chief Financial Officer for a transition period until her successor has been hired.  The Company plans to initiate soon a search to hire a new Chief Financial Officer.

Ms. Chen became the Company’s Chief Financial Officer in March 2006.  Pericom thanks Ms. Chen for her dedicated service and valued contributions to the Company as its Chief Financial Officer and looks forward to the contributions Ms. Chen can make in her new role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: November 17, 2009	By:	/s/ Alex Hui

Alex Hui
Chief Executive Officer